SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 9, 2018

  Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Block A, 9/F, Union Plaza, 5022 Binjiang Avenue, Futian District,

Shenzhen City, Guangdong Province, China

(address of principal executive offices) (zip code)

Tel: +86 (0)755-66803251

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective November 5, 2018, Friedman LLP (“Friedman”) resigned as the registrant’s independent auditors.

During the registrant’s fiscal year ended September 30, 2018 and through the date of this report, there have been (i) no disagreements between the registrant and Friedman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Friedman, would have caused Friedman to make reference to the subject matter of the disagreement in its reports on the registrant’s financial statements for such periods, and (ii) no adverse opinions, qualifications, disagreements or reportable events within the meaning set forth in Item 304(a)(1)(ii), (iv) or (v) of Regulation S-K.

The registrant provided Friedman with a copy of the disclosures contained herein and requested that Friedman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Friedman agrees with its statements in this Item 4.01. A copy of the letter furnished by Friedman in response to such request is filed as Exhibit 16 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit	Description

16.1	Letter from Friedman LLP

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Moxian, Inc.

Date: November 9, 2018	By:	/s/ Yin Yi Jun
		Name:	Yin Yi Jun
		Title:	Chief Executive Officer